Exhibit 10.60

Execution Version

EVERTEC, INC.

2013 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”), made as of this 6 day of November, 2013 (the “Date of Grant”), by and between EVERTEC, Inc. (the “Company”) and Eduardo Franco de Camargo (the “Participant”).

W I T N E S S E T H:

WHEREAS, pursuant to the EVERETC, Inc. 2013 Equity Incentive Plan (the “Plan”), the Company desires to afford the Participant the opportunity to acquire ownership of Common Shares, so that the Participant may have a direct proprietary interest in the Company’s success.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the right and option (the right to purchase any one Common Share hereunder being an “Option”) to purchase from the Company 150,000 Common Shares (the “Option Shares”) at a price per share equal to $23.36 (the “Option Price”). The Options granted hereunder shall expire ten (10) years following the Date of Grant.

2. Vesting and Exercisability. Subject to the terms and conditions set forth herein and the Plan, the Participant will become vested and exercisable in the Options in three (3) substantially equal installments on each of the first three (3) anniversaries of the Date of Grant; provided, that, the Participant is then employed by the Company or an Affiliate. Options are exercisable during the Participant’s lifetime only by him (or his legal representative in the event of incapacity).

3. Post-Termination Exercisability.

(a) Any Termination. Unvested Options shall be cancelled for no consideration upon a termination for any reason.

(b) For Cause. Upon a termination for Cause, all Options terminate, including vested Options.

(c) Other than for Cause. To the extent the Options were vested and exercisable at the time of the Participant’s termination of employment other than for Cause, the Options shall remain exercisable during the following post-termination periods:

(i) Death/Disability: Earlier of (A) one (1) year following such termination and (B) the expiration of the Option Term.

(ii) All Other Terminations: Earlier of (A) ninety (90) days following such termination and (B) the expiration of the Option Term.

4. Method of Exercising Option.

(a) Options, to the extent vested, may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased (“Notice of Exercise”). Upon receipt of the Notice of Exercise, the Company will: (i) determine the Fair Market Value of the Common Shares to be purchased and (ii) compute the amount of compensation or income that the participant will recognize upon the exercise of the Options and (iii) compute any applicable withholding taxes due thereon. The Company will not issue any Common Shares to the Participant unless and until Participant pays in full the aggregate Option Price and satisfies the amount of withholding taxes due.

(b) Payment of Option Price. At the time of the exercise, payment of the Option Price shall be made (i) in cash, (ii) as requested by the Participant and approved by the Company at its sole discretion, by having the Company withhold from the delivery of Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the minimum withholding obligation and/or (iii) on such other terms and conditions as permitted under Section 15(c) of the Plan or by the Committee..

(c) Payment of Tax Withholding. At the time of exercise, the Participant shall pay to the Company such amount as the Company deems necessary to satisfy its obligation, if any, to withhold federal, state or local income or other taxes incurred by reason of the exercise of Options granted hereunder. Such payment shall be made: (i) in cash, (ii) as requested by the Participant, and approved by the Company at its sole discretion, by having the Company withhold from the delivery of Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the minimum withholding obligation, and/or (iii) on such other terms and conditions as permitted under Section 15(c) of the Plan or by the Committee.

(d) For purposes hereof, Common Shares shall be valued at Fair Market Value, which value shall be determined as provided in the Plan.

5. Issuance of Shares. Except as otherwise provided in the Plan, as promptly as practical after receipt of Notice of Exercise and the full payment of the Option Price and any required income tax withholding, the Company shall issue or transfer to the Participant the number of Option Shares with respect to which Options have been so exercised (less shares withheld for payment of the Option Price and/or in satisfaction of tax withholding obligations, if any), and shall register them in the Participant’s name in the Company’s books.

6. Stockholder Agreement. In addition to the above, Common Shares will be delivered to the Participant upon exercise of the Options after the Participant executes an Adoption Agreement pursuant to which Participant will become bound by the terms and conditions set forth in the Company’s Stockholders’ Agreement. The Adoption Agreement must be signed by the Participant, and if applicable, by his or her spouse, within five (5) working days from the time the Company so requires.

7. Non-Transferability. The Options are not transferable by the Participant except to: (i) a Permitted Transferee in accordance with Section 15(b) of the Plan, (ii) a person that would receive such Options upon the Participant’s death or by will or the laws of descent and distribution (a “Designated Beneficiary”). No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a Designated Beneficiary), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

8. Rights as Shareholder. The Participant or a transferee of the Options shall have no rights as shareholder with respect to any Option Shares until he shall have become the holder of record of such shares, and no adjustment shall be made for dividends or distributions or other rights in respect of such Option Shares for which the date on which shareholders of record are determined for purposes of paying cash dividends on Common Shares is prior to the date upon which he/she shall become the holder of record thereof.

9. Adjustments. In the event of any adjustment pursuant to Section 12 of the Plan that would adversely affect the value of the Options granted hereunder or cause such Options to become subject to Section 409A of the Code, such adjustment may only be made with the Participant’s written consent, which consent shall not be unreasonably withheld.

10. Compliance with Law. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he/she will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares to the Participant hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive.

11. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him at his address as recorded in the records of the Company.

12. Non-Qualified Stock Options. The Options granted hereunder are not intended to be Incentive Stock Options or Qualified Stock Options.

13. Binding Effect. Subject to Section 7 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

14. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Puerto Rico without regard to its conflict of law principles.

15. Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

16. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Participant.

17. No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant’s employment.

18. Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

19. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

20. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

21. Entire Agreement. This Agreement contains the complete understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, including, without limitation, the Prior Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

EVERTEC, INC.

By:	/s/ Peter Harrington
Name:	Peter Harrington
Title:	President and CEO

PARTICIPANT

By:	/s/ Eduardo Franco de Camargo
Name:	Eduardo Franco de Camargo

[Signature Page to Option Agreement – Eduardo Franco de Camargo]